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Exhibit 10.45

SIRVA, INC.
STOCK INCENTIVE PLAN

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        Section 1.    Purpose    The purpose of this SIRVA, Inc. Stock Incentive Plan (formerly known as the Allied Worldwide, Inc. Stock Incentive Plan, formerly known as the NA Holding Corporation Stock Incentive Plan) is to foster and promote the long-term financial success of the Company and the Subsidiaries and to increase materially stockholder value by (a) motivating superior performance by participants in the Plan, (b) providing participants in the Plan with an ownership interest in the Company and (c) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

        Section 2.    Definitions

          2.1.    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below:

            (a)   "Affiliate" means, with respect to any person, any other person controlled by, controlling or under common control with such person.

            (b)   "Applicable Share Valuation" means the annual valuation of the Shares performed by an independent valuation firm chosen by the Board as of the last day of the last Fiscal Year ending prior to the Determination Date, except that, in the case of a Determination Date occurring during the fourth fiscal quarter of any Fiscal Year beginning with the fourth quarter of the 1998 Fiscal Year, the term "Applicable Share Valuation" shall mean the annual valuation of the Shares performed by an independent valuation firm chosen by the Board as of the last day of such fourth fiscal quarter.

            (c)   "Award Agreement" means the agreement evidencing the grant of any Incentive Award under the Plan, including a Management Stock Option Agreement and a Management Stock Subscription Agreement.

            (d)   "Board" means the Board of Directors of the Company.

            (e)   "CD&R Fund" means the Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

            (f)    "Cause" means, except as otherwise defined in an Award Agreement, (i) the continued and willful failure of the Participant substantially to perform the duties of his or her employment for the Company or any Subsidiary (other than any such failure due to the Participant's physical or mental illness) after a demand for substantial performance has been delivered in writing to the Participant by the executive to whom the Participant reports or by the Board, which demand identifies the manner in which such executive or the Board, as the case may be, believes that the Participant has not substantially performed such duties, (ii) the Participant's engaging in willful and serious misconduct that has caused or is reasonably expected to result in material injury to the Company or any of its Subsidiaries or Affiliates, (iii) the Participant's conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or (iv) the material breach by the Participant of any of his or her obligations hereunder or under any written agreement or covenant with the Company or any of its Subsidiaries or Affiliates.

            (g)   "Change in Control" means, the first to occur of the following events after the Effective Date:

              (i)    the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, the CD&R Fund or any Affiliate of the CD&R Fund, of 50% or more of the combined voting power of the then outstanding voting securities of the Company or NAVL;

              (ii)   the merger or consolidation of the Company or NAVL, as a result of which persons who were stockholders of the Company or NAVL, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

              (iii)  the liquidation or dissolution of the Company or NAVL other than a liquidation of the Company or NAVL into the other or into any Subsidiary; and

              (iv)  the sale, transfer or other disposition of all or substantially all of the assets of the Company or NAVL to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company, NAVL or the CD&R Fund.

            (h)   "Change in Control Price" means the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of such price is payable other than in cash).

            (i)    "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

            (j)    "Company" means SIRVA, Inc. (formerly known as Allied Worldwide, Inc., formerly known as NA Holding Corporation), a Delaware corporation, and any successor thereto.

            (k)   "Determination Date" means the effective date of any termination of a Participant's employment that gives rise to the right of the Company and/or the CD&R Fund to purchase any Options granted to such Participant.

            (l)    "EBITDA", unless otherwise defined in an Award Agreement, shall have the meaning assigned to such term in the Credit Agreement, dated as of March 30, 1998, among NA Acquisition Corporation ("NA Acquisition"), the several lenders from time to time party thereto, The Bank of New York, as syndication agent, and The Chase Manhattan Bank, as administrative agent, as such agreement may be assumed by NAVL as successor in interest to NA Acquisition, as such agreement may be amended from time to time.

            (m)  "Effective Date" means March 30, 1998.

            (n)   "Employee" means any executive officer, other key management employee or agent of, or consultant to, the Company or any Subsidiary.

            (o)   "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

            (p)   "Extraordinary Termination" means a termination of a Participant's employment with the Company and the Subsidiaries by reason of the Participant's death, Permanent Disability or Retirement.

            (q)   "Fair Market Value" means, unless otherwise defined in an Award Agreement, as of any date, the fair market value on such date per share of Common Stock as determined in good faith by the Board. In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and the Subsidiaries in recent periods, the potential value of the Company and the Subsidiaries as a whole, the future prospects of the Company and the Subsidiaries and the industries in which they compete, the history and management of the Company and the Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and the Subsidiaries and the Applicable Share Valuation. Notwithstanding the foregoing, following a Public Offering, Fair Market Value shall mean the average of the high and low trading prices for a share of Common Stock on the primary national exchange (including NASDAQ) on which the Common Stock is then traded on the trading day immediately preceding the date as of which such Fair Market Value is determined. The determination of Fair Market Value will not give effect to any restrictions on transfer of the shares of Common Stock or the fact that such Common Stock would represent a minority interest in the Company.

            (r)   "Fiscal Year" means a fiscal year of the Company ending December 31.

            (s)   "Incentive Award" means an award of Options under Article VI of the Plan or the right to purchase Common Stock pursuant to Article VII of the Plan.

            (t)    "Management Stock Option Agreement" means a management stock option agreement, substantially in the form attached hereto as Exhibit A or such other form as the Participant and the Company may agree, to be entered into by the Company and the Participant evidencing the grant of Options to a Participant hereunder and setting forth the terms and conditions of such Options.

            (u)   "Management Stock Subscription Agreement" means a management stock subscription agreement, substantially in the form attached hereto as Exhibit B or such other form as the Participant and the Company may agree, to be entered into by the Company and the Participant in connection with (i) the Participant's exercise of any Options granted hereunder and purchase of the shares of Common Stock subject to any such Options or (ii) the purchase by a Participant of any shares of Common Stock pursuant to Article VII hereof.

            (v)   "NAVL" means North American Van Lines, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

            (w)  "New Employer" means a Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

            (x)   "Option" means the right granted to a Participant under the Plan to purchase one share of Common Stock for a purchase price and on the terms and conditions set forth in the Management Stock Option Agreement evidencing such Option.

            (y)   "Participant" means any Employee designated by the Board to participate in the Plan.

            (z)   "Performance Option" means an Option granted under the Plan that becomes vested on the basis of the financial performance of the Company and the Subsidiaries and the continued employment of the Participant.

            (aa) "Permanent Disability" means, except as otherwise defined in an Award Agreement, a physical or mental disability or infirmity that prevents the performance of the Participant's employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board) for a period of six months or longer. The Board's reasoned and good faith judgment as to Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Board.

            (bb) "Plan" means this SIRVA, Inc. Stock Incentive Plan (formerly known as the Allied Worldwide, Inc. Stock Incentive Plan, formerly known as the NA Holding Corporation Stock Incentive Plan), as the same may be amended from time to time.

            (cc) "Public Offering" means the first day as of which sales of Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing.

            (dd) "Registration and Participation Agreement" means the Registration and Participation Agreement, dated as of March 30, 1998, among the Company and certain stockholders of the Company, as the same may be amended from time to time.

            (ee) "Retirement" means, except as otherwise defined in an Award Agreement, a Participant's retirement from active employment with the Company and the Subsidiaries at or after such Participant reaches age 65.

            (ff) "Service Option" means an Option that will become vested on the basis of the Participant's completion of service.

            (gg) "Share" means a share of Common Stock subject to the Option.

            (hh) "Subsidiary" means any corporation or other person, a majority of whose outstanding voting securities or other equity interests is owned, directly or indirectly, by the Company.

          2.2.    Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

        Section 3.    Eligibility and Participation

        Participants in the Plan shall be those Employees selected by the Board to participate in the Plan from time to time. Unless otherwise provided in an Award Agreement, the selection of an Employee as a Participant shall neither entitle such Employee to nor disqualify such Employee from participation in any other award or incentive plan.

        Section 4.    Powers of the Board

          4.1.    Power to Grant and Establish Terms of Awards.    The Board shall, subject to the terms of the Plan, determine the Participants to whom Incentive Awards shall be granted and the terms and conditions of such Incentive Awards, provided that nothing in the Plan shall limit the right of members of the Board who are Employees to receive Incentive Awards hereunder.

          4.2.    Administration.    The Board shall be responsible for the administration of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. The Board, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and the Subsidiaries, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan or to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

          4.3.    Delegation by the Board.    All of the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee of the Board, in any such case, to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

        Section 5.    Stock Subject to Plan

          5.1.    Number.    Subject to the provisions of Section 5.3, the maximum number of shares of Common Stock subject to Incentive Awards under the Plan (including shares that become available for grant pursuant to Section 5.2) may not exceed, in the aggregate, 3,000,000 shares, of which up to 1,000,000 shares are available for Incentive Awards granted pursuant to Article VII hereof and the remaining 2,000,000 shares are available for Incentive Awards granted pursuant to Article VI hereof. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

          5.2.    Canceled, Terminated or Forfeited Awards.    Any shares of Common Stock subject to any portion of an Incentive Award which for any reason expires, or is canceled, terminated, forfeited or otherwise settled without the issuance of such shares of Common Stock, shall again be available for award under the Plan, subject to the maximum limitation specified in Section 5.1.

          5.3.    Adjustment in Capitalization.    The number, class and purchase price of shares of Common Stock covered by outstanding Incentive Awards granted under the Plan, and the number and class of the shares of Common Stock available for grant under the Plan, may be adjusted by the Board, in its sole discretion, if it shall deem such an adjustment to be necessary or appropriate to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company.

        Section 6.    Terms of Options

          6.1.    Grant of Options.    Options may be granted to Participants at such time or times as shall be determined by the Board. Each Option granted to a Participant shall be evidenced by a Management Stock Option Agreement that shall specify the exercise price at which a share of Common Stock may be purchased pursuant to such Option, the duration of such Option and such other terms and conditions consistent with the Plan as the Board shall determine, including customary representations, warranties and covenants with respect to securities law matters. Unless otherwise determined by the Board, such Management Stock Option Agreement shall also state that the Participant party thereto shall be, with respect to shares of Common Stock owned by such Participant, entitled to the benefits of and shall be bound by the obligations set forth in the Registration and Participation Agreement, to the extent set forth therein.

          6.2.    Option Price.    The exercise price per share of Common Stock to be purchased upon exercise of an Option shall be determined by the Board but shall not be less than the Fair Market Value on the date the option is granted.

          6.3.    Exercise of Options.

            (a)   Service Options. Except as otherwise provided by the Board in the Management Stock Option Agreement evidencing such Incentive Award, subject to the continuous employment of the Participant with the Company or one of the Subsidiaries, Service Options granted to a Participant shall become vested in five equal annual installments on each of the first five anniversaries of the date of grant, provided that in all events 100% of such Service Options shall become exercisable at the time and under the circumstances described in Section 9.1, if applicable.

            (b)   Performance Options. Except as otherwise provided by the Board in the Management Stock Option Agreement evidencing such Incentive Award, subject to Section 9.1, no portion of any Performance Options shall become vested unless and until the Company shall have achieved the applicable EBITDA target or targets specified in the Management Stock Option Agreement evidencing such Performance Options and provided the Participant is in the continuous employment of the Company or one of the Subsidiaries from the date of grant to the date such applicable target is achieved. Notwithstanding the foregoing provisions of this paragraph (b), subject to the continuous employment of the Participant with the Company or one of the Subsidiaries, Performance Options shall become vested in full, nine years following the date of grant, regardless of whether the applicable EBITDA target shall have been achieved.

            (c)   Conditions. Notwithstanding any other provision herein, the Board may accelerate the vesting or exercisability of any Option, all Options or any class of Options, at any time and from time to time. On or before the date upon which any Employee will exercise any exercisable Option, the Company and such Employee shall enter into a Management Stock Subscription Agreement with respect to the Common Stock to be purchased upon exercise of such Option. Notwithstanding any other provision of the Plan, no Option shall be exercisable for more than ten years after the date on which it is granted.

          6.4.    Payment.    The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. The exercise price of any Options exercised at any time following a Public Offering may be paid in full or in part in the form of shares of Common Stock that have been owned by the Participant for at least six months, based on the Fair Market Value of such shares of Common Stock on the date of exercise, subject to such rules and procedures as may be adopted by the Board and, if the Board deems it necessary or appropriate, subject to shareholder approval of the Plan. Subject to Section 6.3, as soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any Options, the Company shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof, bearing appropriate legends if applicable.

        Section 7.    Terms of Offers to Purchase Common Stock

          7.1.    Offers to Purchase Common Stock.    Offers to purchase Common Stock may be made to Participants at such time or times as shall be determined by the Board. Each purchase of Common Stock by a Participant shall be made pursuant to a Management Stock Subscription Agreement that shall include customary representations, warranties, covenants and other terms and conditions with respect to securities law matters and such other terms and conditions as the Board shall determine. Unless otherwise determined by the Board, such Management Stock Subscription Agreement shall also state that in respect of any shares of Common Stock purchased by the Participant pursuant to such Management Stock Subscription Agreement (i) prior to a Public Offering, such shares shall be subject to certain repurchase rights of the Company and the CD&R Fund and (ii) such Participant shall be entitled to certain of the benefits (relating to the right to participate in certain sales and purchases of Common Stock by the CD&R Fund) set forth in the Registration and Participation Agreement and shall be bound by the obligations set forth in such Registration and Participation Agreement, in each case, to the extent set forth in the Management Stock Subscription Agreement and the Registration and Participation Agreement evidencing the purchase of such Common Stock.

          7.2.    Purchase Price.    The purchase price per share of Common Stock to be purchased under the Plan shall be determined by the Board.

        Section 8.    Termination of Employment

          8.1.    Extraordinary Termination.    Except as otherwise provided in the applicable Award Agreement or otherwise determined by the Board, in the event that a Participant's employment with the Company and any Subsidiary that employs the Participant terminates by reason of an Extraordinary Termination, then all Service Options and Performance Options that shall have become vested on or prior to the effective date of such Participant's termination of employment shall remain exercisable solely until the first to occur of (x) the six month anniversary of the date of the Participant's termination of employment or (y) the expiration of the term of any such Option. Any Options held by the Participant that have not become vested on or prior to the effective date of an Extraordinary Termination shall terminate and be canceled immediately upon such Extraordinary Termination and all other Options that are not exercised within the period described in the preceding sentence shall terminate and be canceled upon the expiration of such period.

          8.2.    Termination for Cause.    Except as otherwise provided in the applicable Award Agreement or otherwise determined by the Board, in the event a Participant's employment with the Company or any Subsidiary that employs the Participant is terminated by the Company or such Subsidiary for Cause, any Options held by such Participant (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such termination of employment and any Common Stock purchased by the Participant may be repurchased for a purchase price calculated in accordance with the terms of the Management Stock Subscription Agreement.

          8.3.    Other Termination of Employment.    Except as otherwise provided in the applicable Award Agreement or otherwise determined by the Board, in the event that a Participant's employment with the Company and any Subsidiary that employs the Participant terminates for any reason other than (i) an Extraordinary Termination or (ii) for Cause, any Options then held by such Participant that have become vested on or prior to the effective date of such termination shall, subject to Section 8.4, remain exercisable until the first to occur of (x) the 60th day after the expiration of the period, if any, specified in such Participant's Management Stock Option Agreement during which the Company or the CD&R Fund has a right to purchase such Options from the Participant or (y) the expiration of the term of such Option. Any Options held by the Participant that have not become vested Options on or prior to the effective date of the Participant's termination of employment shall terminate and be canceled immediately upon such termination, and any vested Options that are not exercised within the period described in the preceding sentence shall terminate and be canceled upon the expiration of such period.

          8.4.    Certain Rights upon Termination of Employment Prior to Public Offering.    Unless otherwise determined by the Board at the time of grant, the Board shall provide in each Award Agreement evidencing Incentive Awards granted hereunder that, upon a termination of a Participant's employment with the Company and any Subsidiary that employs the Participant prior to a Public Offering for any reason, the Company and CD&R Fund and its Affiliates shall have successive rights to repurchase for cash any vested Options or shares of Common Stock then held by the Participant, and, upon an Extraordinary Termination, the Participant shall have the right to require the Company to repurchase shares of Common Stock then owned by him or her (provided the Participant has held such shares of Common Stock for at least six months), for a repurchase price equal to the Fair Market Value, reduced in the case of any Options by the exercise price per share of Common Stock for such Option, and upon such additional terms and conditions as are set forth in such Award Agreement.

        Section 9.    Change in Control

          9.1.    Accelerated Vesting and Payment.

            (a)   Service Options and Vested Performance Options. Unless the Board otherwise determines in the manner set forth in Section 9.2, in the event of a Change in Control, all of the Included Options (as defined in Section 9.1(b) below) shall be canceled in exchange for a payment in accordance with Section 9.1(c) below of an amount equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of Shares covered by all such Included Options immediately prior to the Change in Control, (ii) over the aggregate Option Price for all such Shares. Performance Options that are not Included Options, if any, shall automatically terminate and be cancelled upon the consummation of the transaction constituting the Change in Control.

            (b)   Definition of Included Options. The term "Included Options" shall mean, collectively, (i) each Service Option outstanding immediately prior to the consummation of the transaction constituting the Change in Control (regardless of whether such Service Option is at such time otherwise vested or exercisable), (ii) each Performance Option outstanding immediately prior to the consummation of the transaction constituting the Change in Control that shall have become vested prior to such time in accordance with Section 6.3(b) hereof and the applicable provisions of the Management Stock Option Agreement evidencing such Performance Options, if any, and (iii) if applicable, any other Performance Options that, pursuant to the provisions of the Management Stock Option Agreement evidencing such Performance Options, are to become vested in connection with the Change in Control.

            (c)   Timing of Option Cancellation Payments. Payment of the amount calculated in accordance with Section 9.1(a) shall be made in cash or, if determined by the Board (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of a share of common stock of the New Employer shall be determined by the Board (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith, on the basis of the factors described in the definition of the term "fair market value" contained in Section 2.1, other than an Applicable Share Valuation, as applied to the business, operations and financial results of the New Employer and its subsidiaries and applicable affiliates.

          9.2.    Alternative Options.    Notwithstanding Section 9.1, no cancellation, termination, acceleration of exercisability or vesting or settlement or other payment shall occur with respect to any outstanding Option, including any Included Option, if the Board (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Options shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer, provided that any Alternative Options must:

              (i)    provide the Participant with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under the terms of such Participant's outstanding Options immediately prior to the consummation of the transaction constituting the Change in Control, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of exercise or payment;

              (ii)   have substantially equivalent economic value to such outstanding Options (determined at the time of the Change in Control); and

              (iii)  have terms and conditions which provide that in the event that the Participant suffers an Involuntary Termination within two years following a Change in Control:

                (x)   any conditions on the Participant's rights under, or any restrictions on transfer or exercisability applicable to, each Alternative Option held by such Participant shall be waived or shall lapse, as the case may be; or

                (y)   the Participant shall have the right to surrender such Alternative Option within 30 days following such termination in exchange for a payment in cash equal to the excess of the fair market value of the common stock subject to the Alternative Option over the price, if any, that the Participant would be required to pay to exercise such Alternative Option.

          9.3.    Certain Take-Along Rights Prior to a Public Offering.    Unless otherwise determined by the Board at the time of grant, the Board shall provide in each Management Stock Subscription Agreement evidencing Incentive Awards granted hereunder that, upon certain transactions constituting a Change in Control, the Participant will be required to sell shares of Common Stock then owned by him or her, for a payment per share of Common Stock equal to the Change in Control Price, and upon such additional terms and conditions as are set forth in such Management Stock Subscription Agreement.

        Section 10.    Amendment, Modification, and Termination of the Plan

        The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Incentive Award theretofore granted under the Plan, without the consent of the Participant holding such Incentive Award. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

        Section 11.    Miscellaneous Provisions

          11.1.    Nontransferability of Awards.    No Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Option granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Restrictions, if any, on the transfer of Common Stock purchased pursuant to Section 7.1 of the Plan or upon exercise of any Options shall be set forth in the applicable Award Agreement evidencing such Incentive Award, including without limitations, restrictions described in Section 8.4 herein.

          11.2.    Beneficiary Designation.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board and will be effective only when filed by the Participant in writing with the Board during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid or Options outstanding at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by the Participant's estate.

          11.3.    No Guarantee of Employment or Participation.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any Incentive Awards under the Plan.

          11.4.    Tax Withholding.    The Company and the Subsidiaries shall have the power to withhold, or require a Participant to remit to the Company or a Subsidiary promptly upon notification of the amount due, an amount determined by the Company or such Subsidiary to be sufficient to satisfy all Federal, state, local and foreign withholding tax requirements in respect of any Incentive Award and the Company may (or may cause a Subsidiary to) defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Board may permit or require a Participant to satisfy the Participant's tax withholding obligation hereunder in such other manner, subject to such conditions, as the Board shall determine.

          11.5.    Indemnification.    Each person who is or shall have been a member of the Board or any committee identified in Section 4.3 hereof shall be indemnified and held harmless by the Company to the fullest extent permitted by law against and from any loss, cost, liability or expense (including any related attorney's fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which such person may be made a party or in which such person may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Award Agreement and from and against any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law or otherwise.

          11.6.    No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

          11.7.    Requirements of Law.    The granting of Incentive Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as determined by the Board. Notwithstanding any other provision of the Plan or any Award Agreement, no Incentive Awards shall be granted under the Plan, and no shares of Common Stock shall be issued upon exercise of, or otherwise in connection with, any Incentive Award granted under the Plan, if such grant or issuance would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

          11.8.    Governing Law.    The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

          11.9.    No Impact On Benefits.    Incentive Awards granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan, except to the extent provided in any such plan.

          11.10.    Freedom of Action.    Subject to Section 10, nothing in the Plan or any Award Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

          11.11.    Term of Plan.    The Plan shall be effective as of the Effective Date. The Plan shall expire on the tenth anniversary of the Effective Date (except as to Incentive Awards outstanding on that date), unless sooner terminated pursuant to Section 10.

          11.12.    No Right to Particular Assets.    Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and the Subsidiaries, on the one hand, and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, on the other hand, or any other persons. Any reserves that may be established by the Company or any Subsidiary in connection with this Plan shall continue to be held as part of the general funds of the Company or such Subsidiary, and no individual or entity other than the Company or such Subsidiary shall have any interest in such funds until paid to a Participant. To the extent that any Participant or the Participant's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company or any Subsidiary pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or such Subsidiary.

          11.13.    Notices.    Each Participant shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and shares of Common Stock. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

          11.14.    Severability of Provisions.    If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

          11.15.    Incapacity.    Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Company and other parties with respect thereto.

          11.16.    No Rights as Stockholder.    No Participant shall have any voting or other rights as a stockholder of the Company with respect to any Common Stock covered by any Incentive Award until the issuance of a certificate or certificates to the Participant for such Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

          11.17.    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

          11.18.    Loss of Office or Employment.    If any Participant shall cease to be employed by or hold office with the Company or any of its subsidiaries for any reason such Participant shall not be entitled by way of compensation for loss of office or otherwise to any sum or other benefit whatsoever to compensate such participant for the loss of any right under the Plan notwithstanding any provision to the contrary in the Participants contract of employment.

Plan as amended through June 30, 2002

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  Exhibit 10.45
SIRVA, INC. STOCK INCENTIVE PLAN